Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 of Tempus Applied Solutions Holdings, Inc. (“Form S-4”) of our report dated March 25, 2015, relating to our audit of the financial statements of Tempus Applied Solutions, LLC as of December 31, 2014 and for the period from December 4, 2014 (date of inception) to December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Form S-4.

/s/ ELLIOTT DAVIS DECOSIMO, LLC

Greenville, South Carolina

April 17, 2015